Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-290402) of DoubleDown Interactive Co., Ltd. of our report dated March 31, 2026 relating to the financial statements which appears in this Form 20-F.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea
March 31, 2026